                                                                   EXHIBIT 10.28
                             EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement"), dated as of May 25, 1999, is entered into by Atrieva Corporation (the "Employer"), a Delaware corporation, and Chris Logan ("Employee").

1.   BACKGROUND

In consideration of the promises herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

2.   EMPLOYMENT

Employee shall be the President and Chief Executive Officer of the Atrieva Corporation as of date of approval by the Employer's Board of Directors. Employee shall at all times report to, and his business activities shall be subject to the direction and control of, the Employer's Board of Directors. Subject to this direction and control, and to Employer's Certificate of Incorporation and Bylaws, Employee will have authority to make any and all decisions affecting the company, including use of proceeds, employee hiring and firing, management titles, product pricing, and representations of company policy. The Employer's Board of Directors may limit Employee's authority at any time, or may assign Employee other duties from time to time which are customarily performed by a corporation's CEO, and which relate to the business of Employer, or to any parent or related corporations or entities, or to any business ventures in which Employer or said related corporations or entities may participate.

3.   TERM

     This Agreement shall become effective as of the date of this Agreement and shall terminate in accordance with the provisions of paragraph 8 below.

4.  COMPENSATION

     4.1  Salary

During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, a salary of $13,750 before all legally required payroll deductions. Such salary shall be paid in substantially equal monthly installments, on monthly paydays that are consistent with the payroll schedule used for other employees of Employer.


CONFIDENTIAL TREATMENT                  **Confidential treatment has been
HAS BEEN REQUESTED FOR                  requested with respect to the
CERTAIN PORTIONS OF THIS                information contained within the
DOCUMENT                                "[**]" markings. Such marked portions
                                        have been omitted from this filing and
                                        have been filed separately with the
                                        Securities and Exchange Commission

     4.2  Performance Bonus

     In addition to the annual salary described in subparagraph 4.1 above, Employee shall be entitled to receive a Bonus of up to $35,000 annually, said Bonus to be paid once per year on the anniversary of the date of hire, the Bonus will be based upon objectives determined and agreed upon by the Employer's Board of Directors. Said objectives will be defined in writing no later than 60 days after Employees signing of this agreement. All legally required payroll deductions shall be taken from the Employee's Performance Bonus to arrive at his net payable Performance Bonus.

     4.3  Stock Subscription Agreement

     In addition, the Employee and Employer shall enter into a stock subscription agreement allowing the Employee to purchase 1,887,000 shares of the Employer's common stock. The said stock shall be purchased with a note (due 5 years from the date of the note) at a simple interest rate of 6% payable annually. The stock price will be the fair market value as determined by the Employee's Board of Directors at the same board meeting that this agreement is ratified. The Employer shall have a repurchase right for the stock at the aforementioned stock price which shall reduce ratably over a four year period.

     The stock above referenced shall have a provision calling for the repurchase rights of the company to expire under specific events relating to a change in control which result in a liquidity event to the company's shareholders. In the event that a change in control takes place in which the shareholders receive an equitable value in excess of 75 million dollars, repurchase rights covering shares representing 25% of the employee's total share purchase shall lapse. In the event of a change of ownership resulting in an equitable value in excess of 250 million dollars, repurchase rights covering shares representing 50% of the employee's total share purchase shall lapse.

     4.1  EMPLOYEE BENEFITS

     During the term of this Agreement, Employee will be entitled to participate in such fringe benefit programs as may be provided from time to time by Employer to its employees generally. Employee's participation in all such fringe benefit programs shall be subject to and in accordance with all applicable eligibility and other requirements of those programs, including, without limitation, the terms of any applicable employee benefits plans.

6.   BOARD SEAT

     Employee, as long as he remains CEO, shall be granted a board seat at the next regularly scheduled board meeting.

7.   TERMINATION

Employment of Employee pursuant to this Agreement may be terminated as follows:

     7.1.  By Employer

With or without Cause or for no cause (as defined in subparagraph 7.4 below), Employer may terminate the employment of Employee at any time during the term of this Agreement upon giving Notice of Termination (as defined in subparagraph 7.5 below).

     7.2.  By Employee

Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     7.3.  Automatic Termination

This Agreement and Employee's employment hereunder shall terminate automatically upon the death or Total Disability of Employee. The term "Total Disability" as used herein shall mean Employee's inability to perform the essential functions of Employer's Chief Executive Officer for a period or periods aggregating 60 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by Employer's Board of Directors. Employee and Employer hereby acknowledge that Employee's ability to perform the essential functions of Employer's Chief Executive Officer is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by Employer's Board Directors of Employees Total Disability.

     7.4.  Cause

Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" is limited to the occurrence of one or more of the following events:

     (a) Failure or refusal to carry out the lawful duties of Employer's Chief Executive Officer or any directions of the Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;

     (b) Violation by Employee of a state or federal criminal law involving the commission of any crime against Employer or any felony;

     (c) Current use by Employee of illegal substances; intoxication at work which impairs Employee's performance of duties; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; any breach of Employee's duty of loyalty to Employer, any act or omission by Employee which substantially impairs Employer's business, good will or reputation; unacceptable performance, as determined in the sole and absolute discretion of Employer's Board of Directors; or any other serious misconduct; or

     (d)  Any other material violation of any provision of this Agreement.

     7.5. Notice

The term "Notice of Termination" shall mean at least five days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such five-day period expires.

8.   TERMINATION PAYMENTS

     In the event of termination of Employee's employment hereunder, all compensation set forth in this Agreement shall terminate except as specifically provided in this paragraph 8.

     8.1. Termination by Employer

If Employer terminates Employee's employment without Cause (as defined in subparagraph 7.4 above), Employee shall be entitled to receive (a) continuation of his salary for a twelve period following the effective date of the termination of Employee's employment so long as Employee remains unemployed; (b) any unpaid salary that has accrued for services already performed as of the effective date of the termination of Employee's employment. If Employee is terminated by Employer for Cause, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of this subparagraph 8.1.

     8.2. Termination by Employee

In the case of the termination of Employee's employment by Employee, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subparagraph 8.1 hereof

     8.3. Termination by Automatic Termination

In the case of the automatic termination of Employee's employment because of Employee's death or Total Disability, Employee shall not be entitled to any payments hereunder, other than those set forth in clauses (b) of subparagraph
8.1 hereof.

     8.4. Payment Schedule

All payments under this paragraph 8 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination and the legally required payroll deductions will be made.

9.   REPRESENTATIONS AND WARRANTIES

In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer that neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

10.  NOTICE AND CURE OF BREACH

Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 7.4 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least ten days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.

11.  FORM OF NOTICE

All notice given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof.

     If to Employee:  Chris Logan
                      [***]
     If to Employer:  Atrieva Corporation
                      600 University Street, Suite 911
                      Seattle, WA 98101
                      Fax: (206) 749-2950

     Copy to:    David F. McShea
                 Perkins Coie LLP
                 1201 Third Avenue, 40th Floor
                 Seattle, WA 98101
                 Fax: (206) 583-8500

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

13.  ASSIGNMENT

This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14.  WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15.  ARBITRATION

With the exception of any claims for which the applicable law precludes a pre-dispute agreement to binding arbitration, any controversies or claims arising out of or relating to this Agreement, or to the employment relationship between Employee and Employer, shall be settled by final and binding arbitration administered by the American Arbitration Association (the "AAA") under its then-current National Rules for the Resolution of Employment Disputes. A single arbitrator shall be selected and the arbitration shall be held in Seattle, Washington. The parties shall equally share the fees and expenses of the arbitrator and the administrative expenses of the AAA. Judgment upon the arbitrator's award may be entered in any court having jurisdiction and, for this purpose, Employee irrevocably consents to the jurisdiction of the United

States District Court for the Western District of Washington and the courts of the State of Washington, with venue in King County.

16.  AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

17.  APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and interpreted, construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

18.  SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

19.  HEADINGS

All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

20.  ENTIRE AGREEMENT

This Agreement and a Stock Subscription Agreement between the parties to this Agreement and dated as of the date of this Agreement constitute the entire agreement between Employer and Employee with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the dates set forth below.

FOR EMPLOYER:                           FOR EMPLOYEE:

By: /s/ [ILLEGIBLE]^^                   /s/ Chris Logan
    -----------------------------       --------------------------------
    of Atrieva Corporation              Chris Logan
    Its CEO
       --------------------------

Date: 6-1-1999                          Date: June 1, 1999
      ---------------------------            ---------------------------